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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2012

BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida		33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 11, 2011, BFC Financial Corporation (“BFC”) and Bluegreen Corporation (“Bluegreen”) entered into a definitive merger agreement pursuant to which, subject to the terms and conditions of the agreement, Bluegreen would be merged into a wholly-owned subsidiary of BFC and holders of Bluegreen Common Stock would receive shares of BFC Class A Common Stock.

BFC has had a significant investment in Bluegreen since April 2002 and since 2009 has owned approximately 54% of Bluegreen’s outstanding stock. Accordingly, in connection with the consideration of BFC’s proposal to merge the companies, Bluegreen’s Board of Directors formed a special committee comprised of disinterested directors to consider the transaction. The special committee engaged its own legal counsel and financial advisor and on November 11, 2011 made a determination that the merger was fair to and in the best interests of Bluegreen and its shareholders (other than BFC) and unanimously recommended that Bluegreen’s Board approve the merger agreement which the Bluegreen Board subsequently did.

Consummation of the merger was conditioned upon, among other things, the approval of each of BFC’s and Bluegreen’s shareholders, BFC effecting a reverse stock split prior to the effective time of the merger and the listing of BFC’s Class A Common Stock for trading on a national securities exchange.

On June 19, 2012, BFC and Bluegreen each held special meetings of its shareholders to consider and vote upon the merger and, in BFC’s case, to also vote upon an amendment of BFC’s Articles of Incorporation related to the reverse stock split and to reduce the number of authorized shares. At the meetings, BFC shareholders holding shares representing approximately 78% of BFC’s total voting power voted in favor of approving the merger and the related amendment of BFC’s Articles of Incorporation, and Bluegreen shareholders holding in excess of 73% of the outstanding shares of Bluegreen’s Common Stock voted in favor of approving the merger.

As indicated above, the listing of BFC’s Class A Common Stock on a national securities exchange is a condition to consummation of the merger of BFC and Bluegreen. In discussions with the NYSE and NASDAQ, the staffs of each exchange indicated that the pendency of the civil action filed by the Securities and Exchange Commission (the “SEC”) against BankAtlantic Bancorp, Inc. (now BBX Capital Corporation) (“BBX Capital”) and its Chairman, Alan Levan (who is also Chairman of BFC and non-executive Chairman of Bluegreen), was an obstacle to the listing of BFC’s Class A Common Stock on each of the exchanges. The staffs of both exchanges acknowledged that the allegations in the SEC action have not yet been adjudicated and that they are not in a position to make any determination regarding the merits of the SEC action. Because the NYSE does not have a formal staff review process for listing determinations, BFC did not file a formal application with the NYSE. BFC submitted a listing application to NASDAQ, which has a formal review process with respect to listing determinations. The initiation of the review process requires the applying company to receive a NASDAQ staff denial letter. BFC requested, and on August 14, 2012 received, the NASDAQ staff denial letter citing as a “public interest” reason for the staff denial, the pendency of the SEC civil suit. BFC believes all other listing requirements have been met. The staff denial is subject to BFC’s right to have the staff determination reviewed de novo by the NASDAQ Listing Qualifications Panel and BFC is pursuing a timely review by the Panel.

BFC believes that the listing of its Class A Common Stock is appropriate and intends to present information to the Panel at the appropriate time that:

•

BFC and its two NYSE listed subsidiaries, BBX Capital and Bluegreen, have demonstrated over a quarter of a century of public company status that they have effectively established, implemented and maintained a culture of compliance, key corporate governance principles, internal controls and internal legal and compliance functions consistent with the requirements of all applicable laws and regulations, including the Sarbanes-Oxley Act of 2002 and both NYSE and NASDAQ listing rules;

•

BFC, BBX Capital and Bluegreen have strong Boards of Directors, a majority of whom in each case are “independent” directors as defined under applicable rules, and these directors are experienced business people with vast and varied backgrounds;

•

BFC’s founding and current Chairman and Chief Executive Officer, Mr. Alan Levan, has a 30-year record of serving in continuous leadership and board positions at numerous public and exchange-listed companies, as well as assuming with distinction similar roles in non-profit and educational institutions;

•	the SEC’s civil enforcement action, involving unproven allegations and five-year-old disputed facts, has yet to be tried in the objective forum of a court of law;

•

BFC’s and BBX Capital’s outside independent auditors have repeatedly issued clean unqualified opinions as to the financial statements of both companies, including after re-reviewing and re-affirming as proper the accounting treatment that is one of the primary focuses of the SEC’s unproven allegations; and

•

a U.S. District Court Judge ruled in favor of BBX Capital and the other defendants in a parallel private lawsuit that preceded and raised similar allegations as the SEC action and, after the filing of BFC’s NASDAQ listing application, the U.S. Court of Appeals for the Eleventh Circuit affirmed the District Court’s decision on the grounds that the evidence was insufficient to demonstrate any losses attributable to the defendants’ alleged disclosure deficiencies.

BFC’s common stock currently trades on the over the counter market. Bluegreen and BBX Capital are listed on the NYSE and continue to trade on the NYSE. Mr. Alan Levan is Chairman of all three companies. If BFC is unable to obtain approval of the listing of its Class A Common Stock on NASDAQ or on another national securities exchange, the pending merger between BFC and Bluegreen will not be consummated.

Additional Information and Where to Find it

BFC has filed a Registration Statement on Form S-4 with the SEC, which has been declared effective, and BFC and Bluegreen have mailed to their respective shareholders a joint proxy statement/prospectus concerning the proposed merger. BFC and Bluegreen may also file other documents with the SEC regarding the merger. Investors and shareholders of BFC and Bluegreen are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC carefully and in their entirety because they contain important information. Investors and shareholders of BFC and Bluegreen can obtain copies of the joint proxy statement/prospectus and other relevant documents filed with the SEC free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by BFC are also available free of charge on BFC’s website at www.bfcfinancial.com under the tab “Investor Relations – Regulatory Info – SEC Filings” or by directing a request by mail to BFC Financial Corporation, Corporate Secretary, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, or by phone at 954-940-4900. Copies of the documents filed with the SEC by Bluegreen are available free of charge on Bluegreen’s website at www.bluegreencorp.com under the tab “Investors – SEC Filings” or by directing a request by mail to Bluegreen Corporation, Corporate Secretary, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431, or by phone at 561-912-8000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: August 17, 2012
	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer